UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 10, 2011

National Fuel Gas Company
__________________________________________
(Exact name of registrant as specified in its charter)

New Jersey	1-3880	13-1086010
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6363 Main Street, Williamsville, New York		14221
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	716-857-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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EXPLANATORY NOTE

National Fuel Gas Company (the “Company”) is filing this Form 8-K/A as an amendment (“Amendment No. 1”) to its Current Report on Form 8-K filed on March 14, 2011 (the “Original Report”), for the sole purpose of disclosing the Company’s decision as to how frequently it will conduct advisory votes regarding compensation awarded to its named executive officers. This Amendment No. 1 does not amend the Original Report in any other way.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Company’s Annual Meeting of Stockholders held on March 10, 2011, the Company’s stockholders voted on, among other matters, a proposal on the frequency of future stockholder advisory votes regarding compensation awarded to named executive officers. The votes provided on this frequency proposal were advisory votes. As previously reported by the Company, the option to hold annual advisory votes on executive compensation received the highest number of votes cast on the proposal, though not a majority of the votes cast on the proposal.

The Company’s Board of Directors has determined that the Company will conduct an advisory vote regarding compensation awarded to its named executive officers on an annual basis until the Company next holds an advisory vote on the frequency of such votes.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Fuel Gas Company

July 20, 2011	By:	/s/ James R. Peterson

Name: James R. Peterson
Title: Assistant Secretary